As filed with the Securities and Exchange Commission on March 4, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEAP WIRELESS INTERNATIONAL, INC.
CRICKET COMMUNICATIONS, INC.*
(Exact name of registrants as specified in their charters)

Leap Wireless International, Inc.	Delaware	Leap Wireless International, Inc.	33-0811062
Cricket Communications, Inc.	Delaware	Cricket Communications, Inc.	33-0879924
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

10307 Pacific Center Court
San Diego, CA 92121
(858) 882-6000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

S. Douglas Hutcheson
Chief Executive Officer
Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, CA 92121
(858) 882-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Clarkson, Esq.
Gregory P. Rodgers, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 523-5400

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit	Offering Price	Fee
Debt securities; common stock; preferred stock; warrants to purchase debt securities, common stock, preferred stock or depositary shares; rights to purchase common stock or preferred stock; securities purchase contracts; securities purchase units; depositary shares; and guarantees of debt securities(4)	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.

(2)	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(4)	Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.

*	The following wholly owned subsidiaries of Cricket Communications, Inc. may guarantee the debt securities of Leap Wireless International, Inc. and Cricket Communications, Inc. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 10307 Pacific Center Court, San Diego, CA 92121, (858) 882-6000.

I.R.S. Employer
Name	Jurisdiction	Identification Number

Cricket Licensee I, LLC	Delaware	33-0931775
Cricket Licensee (Reauction), LLC	Delaware	33-0874572
Cricket Licensee 2007, LLC	Delaware	26-1465560

PROSPECTUS

LEAP WIRELESS INTERNATIONAL, INC.

Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants to Purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares
Rights to Purchase Common Stock or Preferred Stock
Securities Purchase Contracts
Securities Purchase Units
Depositary Shares

CRICKET COMMUNICATIONS, INC.

Debt Securities
Guarantees of Debt Securities

CRICKET LICENSEE I, LLC, as guarantor
CRICKET LICENSEE (REAUCTION), LLC, as guarantor
CRICKET LICENSEE 2007, LLC, as guarantor

Guarantees of Debt Securities

We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Leap Wireless International, Inc., or Leap, may offer and sell the following securities:

•	debt securities and guarantees of debt securities;

•	common stock;

•	preferred stock;

•	warrants to purchase debt securities, common stock, preferred stock or depositary shares;

•	rights to purchase common stock or preferred stock;

•	securities purchase contracts;

•	securities purchase units; and

•	depositary shares.

Cricket Communications, Inc., or Cricket, may offer and sell debt securities and guarantees of debt securities. Each of Cricket Licensee I, LLC, Cricket Licensee (Reauction), LLC and Cricket Licensee 2007, LLC may guarantee the debt securities of Leap and Cricket.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 5 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING ANY SECURITIES.

Leap common stock is listed for trading on the NASDAQ Global Select Market under the symbol “LEAP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2009.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, the terms “we,” “our,” “ours” and “us” refer to Leap Wireless International, Inc., a Delaware corporation, or Leap, and its wholly owned subsidiaries, unless the context suggests otherwise. Leap is a holding company and conducts operations only through its wholly owned subsidiary Cricket Communications, Inc., a Delaware corporation, or Cricket, and Cricket’s subsidiaries.

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, Leap may sell debt securities and guarantees of debt securities; common stock; preferred stock; warrants to purchase debt securities, common stock, preferred stock or depositary shares; rights to purchase common stock or preferred stock; securities purchase contracts; securities purchase units; and depositary shares. Also under this process, Cricket may offer and sell debt securities and guarantees of debt securities, and each of Cricket Licensee I, LLC, Cricket Licensee (Reauction), LLC and Cricket Licensee 2007, LLC may guarantee the debt securities of Leap and Cricket. This prospectus only provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current forecast of certain aspects of our future. You can generally identify forward-looking statements by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this prospectus. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by our forward-looking statements. Such risks, uncertainties and assumptions include, among other things:

•	our ability to attract and retain customers in an extremely competitive marketplace;

•	the duration and severity of the current recession in the United States and changes in economic conditions, including interest rates, consumer credit conditions, consumer debt levels, consumer confidence, unemployment rates, energy costs and other macro-economic factors that could adversely affect the demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of markets we acquired in the Federal Communications Commission’s, or FCC’s, auction for Advanced Wireless Services, or Auction #66, expansion of our Cricket Broadband service and other activities;

•	our ability to obtain roaming services from other carriers at cost-effective rates;

•	our ability to maintain effective internal control over financial reporting;

•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through our existing cash, cash generated from operations or additional capital, or delays by existing U.S. government and other private sector wireless operations in clearing the Advanced Wireless Services, or AWS, spectrum, some of which users are permitted to continue using the spectrum for several years;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit facilities, indentures and any future credit agreement, indenture or similar instrument;

•	failure of our network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” incorporated by reference to our most recent Annual Report on 10-K, any subsequent Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K we file after the date of this prospectus.

All forward-looking statements in this prospectus should be considered in the context of these risk factors. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents on our website, www.leapwireless.com. The information contained on our website is not incorporated by reference in this prospectus and any accompanying prospectus supplement and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus and any accompanying prospectus supplement incorporate important business and financial information about us that is not included in or delivered with this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K filed with the SEC on February 27, 2009;

•	our Current Report on Form 8-K filed with the SEC on February 17, 2009;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2008; and

•	the description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on July 1, 1998, as amended.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and any accompanying prospectus supplement and prior to the termination of the offering of securities hereby. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered with the prospectus. Requests for such copies should be directed to:

Leap Wireless International, Inc.
Attn: Director of Investor Relations
10307 Pacific Center Court
San Diego, California 92121
(858) 882-6000

These documents may also be accessed through our website at www.leapwireless.com or as described under the heading “Where You Can Find More Information” above. The information contained in, or that can be accessed through, our website is not a part of this prospectus and any accompanying prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are a wireless communications carrier that offers digital wireless services in the U.S. under the “Cricket®” brand. Our Cricket service offerings provide customers with unlimited wireless services for a flat rate without requiring a fixed-term contract or a credit check. Cricket service is offered by Cricket, a wholly owned subsidiary of Leap, and is also offered in Oregon by LCW Wireless Operations, LLC, or LCW Operations, and in the upper Midwest by Denali Spectrum Operations, LLC, or Denali Operations. Cricket owns an indirect 73.3% non-controlling interest in LCW Operations through a 73.3% non-controlling interest in LCW Wireless, LLC, or LCW Wireless, and owns an indirect 82.5% non-controlling interest in Denali Operations through an 82.5% non-controlling interest in Denali Spectrum, LLC, or Denali. LCW Wireless and Denali are designated entities under FCC regulations. We consolidate our interests in LCW Wireless and Denali in accordance with Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities,” because these entities are variable interest entities and we will absorb a majority of their expected losses.

Leap was formed as a Delaware corporation in 1998. Leap’s shares began trading publicly in September 1998 and we launched our innovative Cricket service in March 1999. On April 13, 2003, we filed voluntary petitions for relief under Chapter 11 in federal bankruptcy court. On August 16, 2004, our plan of reorganization became effective and we emerged from Chapter 11 bankruptcy. On that date, a new board of directors of Leap was appointed, Leap’s previously existing stock, options and warrants were cancelled, and Leap issued 60 million shares of new Leap common stock for distribution to two classes of creditors. On June 29, 2005, Leap common stock became listed for trading on the NASDAQ National Market (now known as the NASDAQ Global Market) under the symbol “LEAP.” Effective July 1, 2006, Leap common stock became listed for trading on the NASDAQ Global Select Market, also under the symbol “LEAP.” Leap conducts operations through Cricket and its subsidiaries, and Leap has no independent operations or sources of operating revenue other than through dividends, if any, from Cricket.

Our principal executive offices are located at 10307 Pacific Center Court, San Diego, California 92121 and our telephone number at that address is (858) 882-6000. Our principal websites are located at www.leapwireless.com and www.mycricket.com. The information contained in, or that can be accessed through, our websites is not a part of this prospectus and any accompanying prospectus supplement.

Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Jump, the Cricket “K” and Flex Bucket are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice and Cricket PAYGo.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes, including repaying, redeeming or repurchasing debt, acquisitions, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We will not receive any of the proceeds from the sale of the securities offered by any selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

	Predecessor Company		Successor Company
			Five Months
	Seven Months		Ended
	Ended		December 31	Year Ended December 31,
	July 31 2004		2004	2005		2006	2007	2008

Ratio of earnings to fixed charges	63.6	x	—	1.7	x	—	—	—

These computations include Leap and its consolidated subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, “earnings” represent income (loss) before income taxes, cumulative effect of change in accounting principle, minority interests in consolidated subsidiaries and equity in net loss of investee plus fixed charges and capitalized interest, net of amounts amortized. “Fixed charges” consist of interest expense, whether expensed or capitalized, and the interest portion of rental expense inherent in our operating leases. The portion of total rental expense that represents the interest factor is estimated to be 33%. Our earnings were inadequate to cover fixed charges for the years ended December 31, 2008, 2007 and 2006 by $153.3 million, $80.9 million and $33.1 million, respectively, and for the five months ended December 31, 2004 by $2.2 million.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

This section describes the general terms and provisions of debt securities issued by Leap or Cricket and guarantees of debt securities issued by each of Leap, Cricket, Cricket Licensee I, LLC, Cricket Licensee (Reauction), LLC and Cricket Licensee 2007, LLC, as applicable. When we refer to “we,” “our” and “us” in this section, we mean Leap or Cricket, as the applicable issuer, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities and the guarantees will be the direct, unsecured obligations of the issuer thereof and will rank equally with all of the issuer’s other unsecured and unsubordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. The obligations of each guarantor, if any, under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. Any debt securities issued by Cricket will be fully and unconditionally guaranteed by Leap. In the event that any series of debt securities and guarantees will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities or guarantees.

The debt securities and the guarantees will be issued under one or more indentures among us, one or more trustees named in the prospectus supplement, or the trustee, and any guarantors thereto. We have summarized select portions of the indentures below. The summary is not complete. The forms of the indentures have been incorporated by reference as exhibits to the registration statement and you should read the indentures for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indentures so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indentures.

General

The terms of each series of debt securities and guarantees will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities and guarantees will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

Leap or Cricket can issue an unlimited amount of debt securities under indentures that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities or the guarantees;

•	any addition to or change in the Events of Default described in this prospectus or in the indentures with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indentures with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indentures with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indentures as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities (including the identity of any guarantor), whether any such guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee.

In addition, the indentures do not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indentures. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Securities” below, book-entry securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indentures. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Leap or Cricket) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes, by supplemental indenture, our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indentures;

•	if we are not the successor person, each guarantor, unless it has become the successor person, confirms that its guarantee shall continue to apply to the obligations under the debt securities and the indentures to the same extent as prior to such merger, conveyance, transfer or lease, as applicable; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indentures or any debt security (other than a covenant or warranty that has been included in the indentures solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indentures;

•	certain events of bankruptcy, insolvency or reorganization of Leap or Cricket, as applicable; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indentures may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indentures. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indentures provide that the trustee will be under no obligation to exercise any of its rights or powers under the indentures unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures or for the appointment of a receiver or trustee, or for any remedy under the indentures, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indentures require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indentures. (Section 4.3) The indentures provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We may modify and amend the indentures with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indentures relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to any debt security; or

•	if the debt securities of that series are entitled to the benefit of the guarantee, release any guarantor of such series other than as provided in the indentures or modify the guarantee in any manner adverse to the holders. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indentures. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indentures with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.

The indentures provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indentures and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indentures, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.

The indentures provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “— Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indentures, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indentures and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default.

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

The indentures provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indentures. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indentures and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indentures and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

DESCRIPTION OF CAPITAL STOCK

Leap’s authorized capital stock consists of 160,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

The following summary of the rights of Leap common stock and preferred stock is not complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been publicly filed with the SEC. See “Where You Can Find More Information.”

Common Stock

As of February 20, 2009, there were 69,813,511 shares of common stock outstanding.

As of February 20, 2009, there were warrants outstanding to purchase 600,000 shares of Leap common stock.

As of February 20, 2009, Leap had approximately 307 record holders of Leap common stock.

Voting Rights

Holders of Leap common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of Leap common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by Leap’s board of directors out of funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Leap common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.

Rights and Preferences

The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to Leap common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Leap may designate and issue in the future.

Fully Paid and Non-assessable

All outstanding shares of Leap common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Leap’s board of directors is authorized, subject to the limits imposed by the Delaware General Corporation Law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations and restrictions. Leap’s board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by Leap’s stockholders.

Leap’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that adversely affect the voting power or other rights of Leap’s common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of delaying, deferring or preventing our change in control and may cause the market price of Leap common stock to decline or impair the voting and other rights of the holders of Leap common stock. We have no current plans to issue any shares of preferred stock. At February 20, 2009, Leap had no shares of preferred stock outstanding.

Warrants

As of February 20, 2009, there were warrants outstanding to purchase 600,000 shares of our capital stock. The warrants expire on March 23, 2009. These warrants have an exercise price of $16.83 per share and contain customary anti-dilution and net issuance provisions.

Registration Rights Agreement with Certain Stockholders

Under a registration rights agreement, as amended, certain of Leap’s stockholders have the right to require Leap to register their shares with the SEC so that those shares may be publicly resold, or to include their shares in any registration statement we file as follows:

Demand Registration Rights

At any time after June 30, 2005, any holder who is a party to the registration rights agreement and who holds a minimum of 15% of the common stock covered by the registration rights agreement, has the right to demand that we file a registration statement covering the resale of its common stock, subject to a maximum of three such demands in the aggregate for all holders and to other specified exceptions. The underwriters of any such offering will have the right to limit the number of shares to be offered except that if the limit is imposed, then only shares held by holders who are parties to the registration rights agreement will be included in such offering and the number of shares to be included in such offering will be allocated pro rata among those same parties. In addition, while we are in registration, we generally will not be required to take any action to effect a demand registration.

“Piggyback” Registration Rights

If Leap registers any securities for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement, except, in any underwritten offering that is not a demand registration, the number of shares held by these stockholders cannot be reduced to less than 50% of the total number of securities that are included in such registration statement.

Shelf Registration Rights

Not later than June 30, 2005, Leap was required to file with the SEC a resale shelf registration statement covering all shares of common stock held by these stockholders to be offered to the public on a delayed or continuous basis, subject to specified exceptions. Leap has filed a resale shelf registration statement pursuant to the registration rights agreement. Leap is required to use reasonable efforts to keep this registration statement continuously effective until (a) all shares of common stock registered pursuant to the registration statement have been sold; (b) such shares of common stock have been sold or transferred in accordance with the provisions of Rule 144 promulgated under the Securities Act; (c) such shares of common stock are sold or transferred (other than in a transaction under (a) or (b) above) by these stockholders in a transaction in which the rights under this registration rights agreement are not assigned; (d) such shares of common stock are no longer outstanding; or (e) such shares of common stock may be sold or transferred by these stockholders or beneficial owners of such shares pursuant to Rule 144(k).

Expenses of Registration

Other than underwriting fees, discounts and commissions, Leap will pay all reasonable expenses relating to piggyback registrations and all reasonable expenses relating to demand registrations.

Expiration of Registration Rights

The registration rights described above will terminate for a particular holder when (a) all shares of common stock registered pursuant to the resale shelf registration statement have been sold; (b) such shares of common stock have been sold or transferred in accordance with the provisions of Rule 144 promulgated under the Securities Act; (c) such shares of common stock are sold or transferred (other than in a transaction under (a) or (b) above) by these stockholders in a transaction in which the rights under this registration rights agreement are not assigned; (d) such shares of common stock are no longer outstanding; or (e) such shares of common stock may be sold or transferred by these stockholders or beneficial owners of such shares pursuant to Rule 144(k).

Registration Rights Granted to CSM in Connection with LCW Wireless Transaction

In addition, Leap has reserved five percent of its outstanding shares, which represented 3,490,676 shares of common stock as of February 20, 2009, for potential issuance to CSM Wireless, LLC, or CSM, on the exercise of CSM’s option to put its entire equity interest in LCW Wireless to Cricket. Under the amended and restated limited liability company agreement with CSM and WLPCS Management, LLC, or WLPCS, the purchase price for CSM’s equity interest is calculated on a pro rata basis using either the appraised value of LCW Wireless or a multiple of Leap’s enterprise value divided by its adjusted earnings before interest, taxes, depreciation and amortization, or EBITDA, and applied to LCW Wireless’ adjusted EBITDA to impute an enterprise value and equity value for LCW Wireless. Cricket may satisfy the put price either in cash or in Leap common stock, or a combination thereof, as determined by Cricket in its discretion. However, the covenants in our Credit Agreement do not permit Cricket to satisfy any substantial portion of its put obligations to CSM in cash. If Cricket elects to satisfy its put obligations to CSM with Leap common stock, the obligations of the parties are conditioned upon the block of Leap common stock issuable to CSM not constituting more than five percent of Leap’s outstanding common stock at the time of issuance. Dilution of the outstanding number of shares of Leap common stock could adversely affect prevailing market prices for Leap common stock.

We have agreed to prepare and file a resale shelf registration statement for any shares of Leap common stock that may be issued to CSM upon the exercise of CSM’s option to put its entire equity interest in LCW Wireless to Cricket. See “Part I — Item 1. Business — Arrangements with LCW Wireless” in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009, for additional information. Such resale shelf registration statement will cover these shares of common stock held by CSM to be offered to the public on a delayed or continuous basis, subject to specified exceptions. We will be required to keep such resale shelf registration statement effective with the SEC until (a) all such shares of common stock registered pursuant to the registration statement have been resold; or (b) all such shares of common stock may be sold or transferred pursuant to Rule 144. Other than underwriting fees, discounts and commissions, the fees and disbursements of counsel retained by CSM and transfer taxes, if any, we will pay all reasonable expenses incident to the registration of such shares.

Convertible Senior Notes

Leap has also reserved up to 4,761,000 shares of its common stock for issuance upon conversion of its $250 million in aggregate principal amount of convertible senior notes due 2014. Holders may convert their notes into shares of Leap common stock at any time on or prior to the third scheduled trading day prior to the maturity date of the notes, July 15, 2014. If, at the time of conversion, the applicable stock price of Leap common stock is less than or equal to approximately $93.21 per share, the notes will be convertible into 10.7290 shares of Leap common stock per $1,000 principal amount of the notes (referred to as the “base conversion rate”), subject to adjustment upon the occurrence of certain events. If, at the time of conversion, the applicable stock price of Leap common stock exceeds approximately $93.21 per share, the conversion rate will be determined pursuant to a formula based on the base conversion rate and an incremental share factor of 8.3150 shares per $1,000 principal amount of the notes, subject to adjustment. At an applicable stock price of approximately $93.21 per share, the number of shares of common stock issuable upon full conversion of the convertible senior notes would be 2,682,250 shares. Upon the occurrence of a “make-whole fundamental change” of Leap under the indenture, under certain circumstances the maximum number of shares of common stock issuable upon full conversion of the convertible senior notes would be 4,761,000 shares.

Anti-takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Credit Agreement and Indentures

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Provisions of Leap’s amended and restated certificate of incorporation and amended and restated bylaws, may have the effect of making it more difficult for a third-party to acquire, or discourage a third-party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Leap to first negotiate with us. These provisions could also limit the price that investors might be willing to pay for shares of Leap common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Leap. The amendment of any of these anti-takeover provisions would require approval by holders of at least 66 2/3% of our outstanding common stock entitled to vote on such amendment.

In particular, Leap’s certificate of incorporation and bylaws, each as amended and restated, provide for the following:

No Written Consent of Stockholders

Any action to be taken by Leap’s stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Special Meetings of Stockholders

Special meetings of Leap’s stockholders may be called only by the chairman of the board of directors, the chief executive officer or president, or a majority of the members of the board of directors.

Advance Notice Requirement

Stockholder proposals to be brought before an annual meeting of Leap’s stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 70 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year.

Amendment of Bylaws and Certificate of Incorporation

The approval of not less than 66 2/3% of the outstanding shares of Leap’s capital stock entitled to vote is required to amend the provisions of Leap’s amended and restated bylaws by stockholder action, or to amend provisions of Leap’s amended and restated certificate of incorporation described in this section or that are described in “Compensation Discussion And Analysis — Indemnification of Directors and Executive Officers and Limitation on Liability” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2008. These provisions make it more difficult to circumvent the anti-takeover provisions of Leap’s certificate of incorporation and our bylaws.

Issuance of Undesignated Preferred Stock

Leap’s board of directors is authorized to issue, without further action by the stockholders, up to 10,000,000 shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables Leap’s board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Credit Agreement and Indentures

Our Credit Agreement prohibits the occurrence of a change of control and, under the indentures governing our senior notes and convertible senior notes, if a change of control occurs, each holder of the notes may require us to repurchase all of such holder’s notes at a purchase price equal to 101% of the principal amount of the senior notes, or 100% of the principal amount of the convertible senior notes, plus accrued and unpaid interest. See “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009, for additional information.

Transfer Agent and Registrar

The transfer agent and registrar for Leap common stock is Mellon Bank Investor Services, LLC.

NASDAQ Global Select Market

Leap common stock is listed for trading on the NASDAQ Global Select Market under the symbol “LEAP.”

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

Leap may issue warrants to purchase debt securities, preferred stock or common stock or depositary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

Leap may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants;

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and

•	the exercise price.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.

Equity Warrants

Leap may issue warrants for the purchase of our equity securities, such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants;

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contract and Stock Purchase Units

Leap may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Debt Purchase Contracts and Debt Purchase Units

Leap may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as part of units consisting of a debt purchase contract and, as security for the holder’s obligations to purchase the securities under the debt purchase contracts, either (a) Leap’s senior debt securities or subordinated debt securities, (b) Leap’s debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The debt purchase contracts may require Leap to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, Leap may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (c) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued. Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

Leap may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a supplemental prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	A member of the Federal Reserve System;

•	A “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	A “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the Borough of Manhattan, the City of New York, where notices and demands in respect of the securities and the indentures may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indentures.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

EXPERTS

The consolidated financial statements of Leap and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Leap for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of the registrants.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Trustee fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, Leap and Cricket have adopted provisions in their amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of Leap and Cricket’s directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to Leap or Cricket, as applicable, or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to Leap or Cricket, as applicable, or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Leap and Cricket’s amended and restated certificate of incorporation also authorizes Leap or Cricket, as applicable, to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, Leap and Cricket’s amended and restated bylaws provide that:

•	The Company may indemnify its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	The Company may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in the amended and restated bylaws are not exclusive.

Leap and Cricket’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification provisions described above. In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased policies of directors’ and officers’ liability insurance that insure our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Certain of our current and former officers and directors have been named as defendants in multiple lawsuits and several of these defendants have indemnification agreements with us. We are also a defendant in some of these lawsuits. See “Part I Item 3. Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009, for additional information.

ITEM 16.	Exhibits.

Exhibit
No.		Description

1	.1*	Underwriting Agreement.
2	.1(1)	Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003, as modified to reflect all technical amendments subsequently approved by the Bankruptcy Court.
2	.2(1)	Disclosure Statement Accompanying Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003.
2	.3(1)	Order Confirming Debtors’ Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003.
3	.1(2)	Amended and Restated Certificate of Incorporation of Leap Wireless International, Inc.
3	.2(2)	Amended and Restated Bylaws of Leap Wireless International, Inc.
3	.3(3)	Amended and Restated Certificate of Incorporation of Cricket Communications, Inc.
3	.4(3)	Amended and Restated Bylaws of Cricket Communications, Inc.
4	.1(4)	Form of Common Stock Certificate, par value $0.0001 per share, of Leap Wireless International, Inc.
4	.2*	Form of Preferred Stock Certificate, par value $0.0001 per share, of Leap Wireless International, Inc.
4	.3(2)	Registration Rights Agreement dated as of August 16, 2004, by and among Leap Wireless International Inc., MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and Highland Capital Management, L.P.
4	.4(5)	Amendment No. 1 to Registration Rights Agreement dated as of June 7, 2005 by and among Leap Wireless International, Inc., MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and Highland Capital Management, L.P.
4	.5**	Form of Indenture of Leap Wireless International, Inc.
4	.6*	Form of Note of Leap Wireless International, Inc.
4	.7**	Form of Indenture of Cricket Communications, Inc. and Leap Wireless International, Inc., as guarantor.
4	.8*	Form of Note of Cricket Communications, Inc.
4	.9*	Form of Warrant Agreement.
4	.10*	Form of Warrant Certificate (to be included in Exhibit 4.9)
4	.11*	Form of Deposit Agreement.
4	.12*	Form of Depositary Receipt (to be included in Exhibit 4.11)
4	.13*	Form of Rights Agreement.
4	.14*	Form of Purchase Contract.
4	.15*	Form of Purchase Unit.
5	.1**	Opinion of Latham & Watkins LLP.

Exhibit
No.		Description

12	.1**	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
23	.1**	Consent of Independent Registered Public Accounting Firm.
23	.2**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24	.1**	Powers of Attorney (included on the signature pages hereto).
25	.1*	Statement of Eligibility of Trustee under the Indentures.

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	Filed herewith.

(1)	Filed as an exhibit to Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 27, 2009, and incorporated herein by reference.

(2)	Filed as an exhibit to Leap’s Current Report on Form 8-K, dated August 16, 2004, filed with the SEC on August 20, 2004, and incorporated herein by reference.

(3)	Filed as an exhibit to Leap’s Registration Statement on Form S-4 (File No. 333-141546), filed with the SEC on March 23, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on May 16, 2005, and incorporated herein by reference.

(5)	Filed as an exhibit to Leap’s Registration Statement on Form S-1 (File No. 333-126246), filed with the SEC on June 30, 2005, and incorporated herein by reference.

ITEM 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b) (2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, Leap Wireless International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 4, 2009.

LEAP WIRELESS INTERNATIONAL, INC.

By	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Douglas Hutcheson, Walter Z. Berger and Robert J. Irving, Jr., and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Chief Executive Officer, President and Director (Principal Executive Officer)	March 4, 2009

/s/ Walter Z. Berger Walter Z. Berger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2009

/s/ Jeffrey E. Nachbor Jeffrey E. Nachbor	Senior Vice President, Financial Operations and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2009

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director	March 4, 2009

/s/ Robert V. LaPenta Robert V. LaPenta	Director	March 4, 2009

/s/ Mark H. Rachesky, MD Mark H. Rachesky, MD	Director	March 4, 2009

/s/ Michael B. Targoff Michael B. Targoff	Director	March 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, Cricket Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 4, 2009.

CRICKET COMMUNICATIONS, INC.

By	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Douglas Hutcheson, Walter Z. Berger and Robert J. Irving, Jr., and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Chief Executive Officer, President and Director (Principal Executive Officer)	March 4, 2009

/s/ Walter Z. Berger Walter Z. Berger	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	March 4, 2009

/s/ Jeffrey E. Nachbor Jeffrey E. Nachbor	Senior Vice President, Financial Operations and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2009

/s/ Robert J. Irving, Jr. Robert J. Irving, Jr.	Director	March 4, 2009

/s/ Albin F. Moschner Albin F. Moschner	Director	March 4, 2009

/s/ Glenn T. Umetsu Glenn T. Umetsu	Director	March 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, each of Cricket Licensee I, LLC and Cricket Licensee (Reauction), LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 4, 2009.

CRICKET LICENSEE I, LLC
CRICKET LICENSEE (REAUCTION), LLC

By	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Douglas Hutcheson, Walter Z. Berger and Robert J. Irving, Jr., and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Chief Executive Officer and President; Director of the Sole Member and Manager (Principal Executive Officer)	March 4, 2009

/s/ Walter Z. Berger Walter Z. Berger	Executive Vice President and Chief Financial Officer; Director of the Sole Member and Manager (Principal Financial Officer)	March 4, 2009

/s/ Jeffrey E. Nachbor Jeffrey E. Nachbor	Senior Vice President, Financial Operations and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2009

/s/ Robert J. Irving, Jr. Robert J. Irving, Jr.	Director of the Sole Member and Manager	March 4, 2009

/s/ Albin F. Moschner Albin F. Moschner	Director of the Sole Member and Manager	March 4, 2009

/s/ Glenn T. Umetsu Glenn T. Umetsu	Director of the Sole Member and Manager	March 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, Cricket Licensee 2007, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 4, 2009.

CRICKET LICENSEE 2007, LLC

By	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Douglas Hutcheson, Walter Z. Berger and Robert J. Irving, Jr., and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Chief Executive Officer and President; Director of the Sole Member and Manager of the Sole Member and Manager (Principal Executive Officer)	March 4, 2009

/s/ Walter Z. Berger Walter Z. Berger	Executive Vice President and Chief Financial Officer; Director of the Sole Member and Manager of the Sole Member and Manager (Principal Financial Officer)	March 4, 2009

/s/ Jeffrey E. Nachbor Jeffrey E. Nachbor	Senior Vice President, Financial Operations and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2009

/s/ Robert J. Irving, Jr. Robert J. Irving, Jr.	Director of the Sole Member and Manager of the Sole Member and Manager	March 4, 2009

/s/ Albin F. Moschner Albin F. Moschner	Director of the Sole Member and Manager of the Sole Member and Manager	March 4, 2009

/s/ Glenn T. Umetsu Glenn T. Umetsu	Director of the Sole Member and Manager of the Sole Member and Manager	March 4, 2009

INDEX TO EXHIBITS

Exhibit
No.		Description

1	.1*	Underwriting Agreement.
2	.1(1)	Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003, as modified to reflect all technical amendments subsequently approved by the Bankruptcy Court.
2	.2(1)	Disclosure Statement Accompanying Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003.
2	.3(1)	Order Confirming Debtors’ Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003.
3	.1(2)	Amended and Restated Certificate of Incorporation of Leap Wireless International, Inc.
3	.2(2)	Amended and Restated Bylaws of Leap Wireless International, Inc.
3	.3(3)	Amended and Restated Certificate of Incorporation of Cricket Communications, Inc.
3	.4(3)	Amended and Restated Bylaws of Cricket Communications, Inc.
4	.1(4)	Form of Common Stock Certificate, par value $0.0001 per share, of Leap Wireless International, Inc.
4	.2*	Form of Preferred Stock Certificate, par value $0.0001 per share, of Leap Wireless International, Inc.
4	.3(2)	Registration Rights Agreement dated as of August 16, 2004, by and among Leap Wireless International Inc., MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and Highland Capital Management, L.P.
4	.4(5)	Amendment No. 1 to Registration Rights Agreement dated as of June 7, 2005 by and among Leap Wireless International, Inc., MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and Highland Capital Management, L.P.
4	.5**	Form of Indenture of Leap Wireless International, Inc.
4	.6*	Form of Note of Leap Wireless International, Inc.
4	.7**	Form of Indenture of Cricket Communications, Inc. and Leap Wireless International, Inc., as guarantor.
4	.8*	Form of Note of Cricket Communications, Inc.
4	.9*	Form of Warrant Agreement.
4	.10*	Form of Warrant Certificate (to be included in Exhibit 4.9).
4	.11*	Form of Deposit Agreement.
4	.12*	Form of Depositary Receipt (to be included in Exhibit 4.11).
4	.13*	Form of Rights Agreement.
4	.14*	Form of Purchase Contract.
4	.15*	Form of Purchase Unit.
5	.1**	Opinion of Latham & Watkins LLP.
12	.1**	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
23	.1**	Consent of Independent Registered Public Accounting Firm.
23	.2**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24	.1**	Powers of Attorney (included on the signature pages hereto).
25	.1*	Statement of Eligibility of Trustee under the Indentures.

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	Filed herewith.

(1)	Filed as an exhibit to Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 27, 2009, and incorporated herein by reference.

(2)	Filed as an exhibit to Leap’s Current Report on Form 8-K, dated August 16, 2004, filed with the SEC on August 20, 2004, and incorporated herein by reference.

(3)	Filed as an exhibit to Leap’s Registration Statement on Form S-4 (File No. 333-141546), filed with the SEC on March 23, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on May 16, 2005, and incorporated herein by reference.

(5)	Filed as an exhibit to Leap’s Registration Statement on Form S-1 (File No. 333-126246), filed with the SEC on June 30, 2005, and incorporated herein by reference.